Exhibit 10.13

AMENDMENT NO. 1

TO

STOCKHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Stockholders’ Agreement dated as of March 24, 2021 (the “Agreement”), by and among Dermata Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the stockholders listed on Schedule A thereto (collectively, the “Stockholders”), is made as of May 27, 2021 by and among the Company and the entities listed on the signature pages hereto. Each capitalized term used herein and not otherwise defined shall have the meaning ascribed to that term in the Agreement.

RECITALS

WHEREAS, the Company and each of the Stockholders are parties to the Agreement and now desire to amend the terms of the Agreement as set forth below;

WHEREAS, pursuant to Section 12.6 of the Agreement, no amendment or modification of any provision of the Agreement shall be effected without an instrument in writing signed by the (i) Company and (ii) Proehl Investment Ventures, LLC and Hale Biopharma Ventures, LLC (the “Requisite Holders”); and

WHEREAS, the Company and the Requisite Holders are signatories to this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendment to Section 3.1. Section 3.1 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following :

“3.1    Restrictions on Transfers.

(i) Transfers. No Stockholder may transfer all or any portion of Transfer Stock to a third party, without the prior written consent of the Requisite Holders, which may be given or withheld by the Requisite Holders in their sole discretion. To the fullest extent permitted by law, any Proposed Stockholder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(ii) Exemptions. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 3.1(i) shall not apply upon the transfer of Transfer Stock made for bona fide estate planning purposes, provided that (a) the Stockholder making a Proposed Stockholder Transfer shall deliver prior written notice to the Company of such transfer, (b) such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and (c) such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Stockholder (but only with respect to the securities so transferred to the transferee).

2.    Amendment to Section 5.2(a). Section 5.2(a) of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“(a) (i) As the Lead Director (as defined below), one director designated from time to time by the Requisite Holders which individual shall initially be David F. Hale; and (ii) as the two other directors designated from time to time by the Requisite Holders, which individuals shall initially be Gerald Proehl and Wendell Wierenga, Ph.D.”

3.    Governing Law. This Amendment (and all matters arising herefrom or relating hereto) shall be governed by, and its provisions construed and enforced in accordance with, the internal laws of the State of Delaware without reference to its principles regarding conflicts of laws.

4.    Agreement. Wherever necessary, all other terms of the Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Agreement shall remain in full force and effect.

5.    Counterparts; Facsimile. This Amendment may be executed in two (2) or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed via facsimile or electronic mail, either of which shall be deemed an original.

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6.    Effect on Stockholders. Once executed by the Company and the Requisite Holders, this Amendment shall be binding upon each current and future holder of any capital stock of the Company who is bound by or a party to the Agreement regardless of whether such holder has signed this Amendment.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE COMPANY

DERMATA THERAPEUTICS, INC.

By:	/s/ Gerald Proehl
Name:	Gerald Proehl
Title:	President and Chief Executive Officer

Signature Page to Amendment No. 1 to Dermata Therapeutics, Inc. Stockholders Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

REQUISITE HOLDER

PROEHL INVESTMENT VENTURES, LLC

By:	/s/ Gerald Proehl
Name:	Gerald Proehl
Title:	Managing Member

Signature Page to Amendment No. 1 to Dermata Therapeutics, Inc. Stockholders Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

REQUISITE HOLDER

HALE BIOPHARMA VENTURES, LLC

By:	/s/ David Hale
Name:	David Hale
Title:	Managing Member

Signature Page to Amendment No. 1 to Dermata Therapeutics, Inc. Stockholders Agreement